Exhibit 99.1

Benson Hill Transfers Ownership of its Seymour, Indiana, Crush Facility to
White River Soy Processing with $36 Million Asset Purchase Agreement
Proceeds will deliver on a pillar of the Company’s Liquidity Improvement Plan

ST. LOUIS, MO – Oct. 31, 2023 – Benson Hill, Inc. (NYSE: BHIL, the “Company” or “Benson Hill”), a food tech company unlocking the natural genetic diversity of plants, today announced that it has transferred ownership of its Seymour, Ind., soybean crush facility to White River Soy Processing, LLC for approximately $36 million of total gross proceeds, subject to working capital and other adjustments.

The agreement represents the completion of an expected milestone as Benson Hill implements cost and operational improvements as part of its Liquidity Improvement Plan. The Company intends to use the proceeds to improve its liquidity position, pay down debt, and reduce operating and working capital costs, while maintaining relationships with farmer partners in Indiana. Benson Hill has owned and operated the facility since 2021.

“The sale of the Seymour crush assets sharpens our focus on future growth and further enables disciplined capital allocation as part of our three-part Liquidity Improvement Plan,” said Deanie Elsner, Chief Executive Officer of Benson Hill. “Under our ownership the Seymour team has achieved record-breaking safety and production records, and we are extremely grateful for their efforts. We look forward to working with White River to seamlessly meet the needs of our farmers, customers, and team members.”

Approximately 30 team members will become employees of White River, ensuring a smooth transition for customers. Benson Hill will honor 2023 and 2024 contracts with its farmer partners who deliver grain to Seymour. The parties also expect to finalize a grain supply and licensing agreement to continue processing Benson Hill’s proprietary soybeans through the facility.

The transaction closed on Oct. 31, 2023. Additional details can be found on the Company’s investor relations page.

About White River Soy Processing
White River Soy Processing, LLC develops and operates oilseed processing facilities in the U.S. With a commitment to excellence in production and safety for our employees, our team leverages decades of experience in soybean processing and is driven to produce the highest quality vegetable protein meal and oil for better nutritional outcomes. We are passionate about building lasting partnerships with farmers, contributing to our communities, and delivering superior soybean products to our customers. For more information, visit www.whiteriversoy.com.

About Benson Hill
Benson Hill moves food forward with the CropOS® platform, a cutting-edge food innovation engine that combines data science and machine learning with biology and genetics. Benson Hill empowers innovators to unlock nature’s genetic diversity from plant to plate, with the purpose of creating nutritious, great-tasting food and ingredient options that are both widely accessible and sustainable. More information can be found at bensonhill.com or on X, formerly known as Twitter, at @bensonhillinc.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements include, among other things, statements regarding the anticipated benefits of the Company’s sale of its Seymour facility; statements regarding the anticipated amount, and the Company’s use of, proceeds from such sale; improved liquidity, cost and operational improvements; working capital and capital allocation; successful implementation of the Company’s liquidity improvement plan, including the paydown of debt; statements regarding employees transferring to White River and the Company’s ongoing relationships with farmer partners; statements regarding the anticipated grain supply and licensing agreement; and statements regarding the Company’s growth strategy. Factors that may cause actual results to differ materially from current expectations and guidance include, but are not limited to, risks associated with realizing the benefits of the Seymour sale, including with respect to the ultimate net proceeds the Company will receive from such sale as a result of working capital and other adjustments to the purchase price; risks associated with the Company’s liquidity and other risks relating to the Company’s ability to continue as a going concern; risks associated with the Company’s ability to grow and achieve growth profitably, including continued access to the capital resources necessary for growth; risks associated with managing capital resources; risks associated with the Company’s debt and compliance with debt covenants; risks relating to the failure to finalize the anticipated grain supply and licensing agreement; risks relating to maintaining key employee, customer, partner and supplier relationships; risks associated with maintaining relationships with customers and suppliers and developing and maintaining partnering and licensing relationships; risks associated with changing industry conditions and consumer preferences; risks associated with the Company’s ability to generally execute on its business strategy; and the other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Nothing in this press release should be regarded as a representation that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved, including without limitation, any expectations about our operational and financial performance or achievements. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.
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Media Contact
Benson Hill
Christi Dixon
636-359-0797
cdixon@bensonhill.com
Media Kit

Investor Contact
Benson Hill
Ruben Mella, CFA
314-714-6313
rmella@bensonhill.com